INTERNATIONAL TELEMEDIA ASSOCIATES, INC.
                    CUSTOMER BILLING AND COLLECTION CONTRACT

     This contract (hereinafter referred to as this "CONTRACT"), dated 6/20. 1997, is entered into by and between International Telemedia Associates, Inc., a Georgia corporation whose principal place of business is 340 Interstate North Parkway, Suite 200, Atlanta, Georgia 30339, (hereinafter referred to as "ITA") and RCP Enterprises Group, Inc. a Delaware corporation whose principal place of business is 42 Harrisson St., Bedford, Ohio (hereinafter referred to as
"CUSTOMER"), CUSTOMER and ITA are hereinafter collectively referred to as "PARTIES."

     WHEREAS, ITA is engaged in the business of providing BILLING AND COLLECTION SERVICES, as defined in Section 2.2 of this CONTRACT, and related services; and

     WHEREAS, CUSTOMER is an IP or SB, as defined below, and desires to enter into this CONTRACT for ITA to provide BILLING AND COLLECTION SERVICES, and any related services referred to herein, in accordance with the terms hereof;

     NOW,   therefore,   for  and  in  consideration  of  the  mutual  promises,
agreements,   and  covenants   contained   herein,   the  sufficiency  of  which
consideration is hereby acknowledged, ITA and CUSTOMER hereby agree as follows:

1. ADDITIONAL DEFINITIONS: The following definitions shall apply for all purposes of this Agreement:

     1.1 ADVERTISEMENTS(S): layouts, artwork, pictures, text, video, audio, programs and materials used in selling, promoting, marketing and advertising CUSTOMER CALL TRANSACTIONS including, but not limited to, those used in print media, radio broadcast, television broadcast, and direct mail.

     1.2       ANI:  automatic  number   identification  (the  telephone  number
               identifying the CALLER).

     1.3       BILLING AND COLLECTION SERVICES: See 2.2

     1.4 CALL DETAIL(S): data relating to CALL TRANSACTIONS which si provided to ITA for billing purposes. The data relating to the charges for any one CALL TRANSACTION is referred to as a "CALL DETAIL."

     1.5 CALLER(S): customer of both CUSTOMER and other IP's engaged in CALL TRANSACTIONS.

     1.6 CALL TRANSACTION(S): the providing of a service or product by telephone (or otherwise) with respect to which billings can be placed on the local telephone bills of purchasers of the services and products.

     1.7 CERTIFICATION AGREEMENT: any agreement signed by ITA and an IP and/or an SB whereby such IP and/or SB warrant, among other things, that the CALL DETAILS submitted or to be submitted to ITA on behalf of an IP for billing and collection represent valid arms length CALL TRANSACTIONS between that IP and IP's CALLERS. CALL DETAILS may be submitted directly from an IP or SB to ITA only pursuant to and in strict accordance with the terms of a CERTIFICATION AGREEMENT.

     1.8 CERTIFICATION REQUIREMENTS: the requirements and conditions set forth in any CERTIFICATION AGREEMENT which must be met in order for an IP or SB to transmit CALL DETAILS directly to ITA.

     1.9 CHARGEBACK: The amount of a credit or adjustment to a LOCAL PHONE BILLING issue by ITA pursuant to its rights under this CONTRACT, or issued by a LEC pursuant to an applicable LEC B&C AGREEMENT, or the amount of any LOCAL PHONE BILLING which is not paid by the CALLER.

     1.10 CHARGEBACK RESERVES: portions and percentages of sums collected from LECs which are withheld from sums paid over to IP's and SB's and held as a reserve against the possibility of future chargebacks by LECs against ITA resulting from non-payments by, chargeoffs of and reimbursements to CALLERS.

     1.11      CUSTOMER CALL TRANSACTIONS: all CALL TRANSACTIONS OF CUSTOMER.

     1.12 INFORMATION PROVIDER OR IP: any originator of services or products available via telephone (or otherwise) that are the subject of CALL TRANSACTIONS.

     1.13 IP B&C AGREEMENT: any billing and collection agreement between ITA and an IP including this CONTRACT.

     1.14 ITA CHARGES: per CALL TRANSACTION, per validation, and per inquiry charges imposed by ITA.

     1.15      IXC: Interchange (long-distance) carrier.

     1.16 LAWS AND REGULATIONS: all federal, state and local laws, regulations, and ordinances and LEC and IXC policies, procedures, terms, and conditions, applicable now or in the future, to the relationship between ITA and CUSTOMER and their respective operations.

     1.17      LEC: local exchange carrier (local telephone company).

     1.18 LEC B&C AGREEMENTS: billing and collection agreements between ITA and any LEC.

     1.19 LEC CHARGES: all per message, per bill rendering, per inquiry, and miscellaneous charges imposed by any LEC.

     1.20 LOCAL PHONE BILLING OR LPB: the billing added to the local phone bill of any CALLER for CALL TRANSACTIONS or that CALLER.

     1.21 PROGRAMS: the services or products being provided by CUSTOMER that are the subject of CUSTOMER CALL TRANSACTIONS which may include, but are not limited to, audiotext communications and information, live voice communications and information, fax transmissions and services, data transmissions and services, video transmissions and services, pager and beeper services, voice mail services, fulfillment services, sales of goods, and computer online services with respect to which billings can be placed on the local telephone bills of purchasers of the services and products.

     1.22 REGULATORY AUTHORITY: any entity which is authorized to investigate activities and practices of ITA or CUSTOMER concerning CALL TRANSACTIONS and ADVERTISEMENTS. The term REGULATORY AUTHORITY includes, but is not limited to, the Federal Communications Commission (FCC), the Federal Trade Commission
               (FTC), state attorneys general (AG), state Public Service Commissions (PSC), and Public Utility Commissions (PUC), and internal regulatory and/or investigatory departments within LEC's and IXC's.

     1.23 SERVICE BUREAU OR SB: any entity that is not an IP but supports an IP's operations by causing content supplied by that IP to be accessible via telephone lines. By way of illustration (not limitation), SB's generally provide these services through the set-up and operation of necessary telecommunications equipment and through arrangements with IXC's for 900-NXX or other pay-per-call telephone line access.

     1.24 TAXES: taxes and tax-like fees, penalties, and charges of any governmental authority.

     1.25 TELEPHONE TRAFFIC: the aggregate number of CALL DETAILS generated by CUSTOMER and submitted to ITA for billing and collection.

     1.26 UNPAID LEGITIMATE CHARGES: That portion of the sums billed by the LECs on behalf of CUSTOMER that are disputed by CALLERS, or simply not paid by CALLERS, including CHARGEBACKS, which, pursuant to applicable LAWS AND REGULATIONS, may be pursued for collection by CUSTOMER or its designee. Please see the Collection Addendum to CONTRACT which is attached hereto as Exhibit "D".

2.   DESCRIPTION OF BILLING AND COLLECTION SERVICES

     2.1 ITA has entered into LEC B&C AGREEMENTS with a number of different LEC's providing that ITA, subject to the terms and conditions set forth in those agreements, may transmit to those LEC's CALL DETAILS for specified CALL TRANSACTIONS for the purposes of having bills based on those CALL DETAILS placed on the local phone bills of the CALLERS. Under the LEC B&C AGREEMENTS, the LEC's reserve the right to approve each new program prior to the start of billing. Subject to each LEC's right to reject any program, a list of the LEC's which will ordinarily add billings for ITA's customers will be supplied in diskette format or through ITA's bulletin board system.

     2.2 BILLING AND COLLECTION SERVICES are understood by the PARTIES to include the following components:

     2.2.1 CALL DETAIL Transmission: IXC's that are not affiliated with CUSTOMER shall provide CUSTOMER"S CALL DETAILS to ITA, except that CUSTOMER or any SB of CUSTOMER may transmit CALL DETAILS directly to ITA if CUSTOMER and any SB of CUSTOMER have entered into a CERTIFICATION AGREEMENT and all CALL DETAILS are submitted in strict accordance with the terms of such Agreement.

     2.2.2 CALLER BILLING: ITA will perform certain data processing functions, including the editing and rating of CUSTOMER'S CALL DETAILS for submission to LEC's with which ITA maintains a LEC B&C AGREEMENT. In the event that IP's CALL DETAILS are determined to be unsuitable for submission to the LEC's for placement on CALLERS' local phone bills for any reason, including, but not limited to, technical problems with CALL DETAILS, nonconformity with LAWS AND REGULATIONS< failure to meet ITA of LEC edit criteria, ITA policy considerations, and/or LEC contractual limitations and considerations, thos CALL DETAILS will be returned to CUSTOMER by ITA as provided for herein. Upon such an occurrence, ITA shall have no further obligation to liability to perform BILLING AND COLLECTION SERVICES relative to the returned CALL DETAILS. ALL CALL DETAILS passing the ITA edit criteria will be forwarded to each applicable LEC, as required, for billing and collection. The LEC's will purchase the CALL TRANSACTIONS from ITA, on behalf of CUSTOMER, subject to the terms and conditions contained in the applicable LEC B&C AGREEMENT with that LEC, and remit funds to ITA under the terms of and in accordance with the schedule provided in the applicable LEC B&C AGREEMENT. Upon receipt of these LEC remitted funds, ITA will account for an allocate those funds, ITA fees, and associated
               charges  and  CHARGEBACK   RESERVES,   in  accordance  with  this
               CONTRACT.

     Further, it is understood that pursuant to its LEC B&C AGREEMENTS, each LEC has the right to return to ITA all CALL DETAILS it deems unsuitable for placement on a CALLER's local phone bill. This may occur for any reason, including, but not limited to, incomplete or out-of-date ANI, blocked ANI, LEC sale or transfer of an exchange, and/or any other changes of availability of LEC coverage, whether instituted by LEC, ITA, any third party, or a REGULATORTY AUTHORITY. ITA will account for and allocate these LEC returns to CUSTOMER and other appropriate Ips pursuant to this CONTRACT or any other applicable IP B&C AGREEMENT.

     In addition, it is understood that pursuant to ITA's LEC B&C AGREEMENTS, the :LEC's retain the right to issue adjustments or credits to CALLERS who may, from time to time, call the LEC's inquiry centers. When a ALL TRANSACTION is adjusted or credited by a LEC, the funds are deducted from ITA's remittance from the LEC. ITA will account for and allocate these LEC returns to CUSTOMER and other appropriate IPs pursuant to this Contract and any other applicable IP B&C AGREEMENT.

     Furthermore, the LEC's will calculate for a bad debt reserve, which represents, among other things, gross billable revenue submitted by ITA to the LECs that will not be collected because of CALLERS' nonpayment of local, long distance, and/or enhanced or premium rate pay-per-call services, The LEC's, from time to time, will "true-up" or reconcile any overages or insufficient amounts relative to maintenance of such LEC allocated bad debt reserves. ITA will exert reasonable efforts to accurately allocate such amounts among CUSTOMER and any other appropriate Ips.

     It is expressly agreed that ITA shall have the right to make reasonable non-detailed accounting entries and corresponding adjustments to the amounts due to CUSTOMER under this CONTRACT relative to any CALL TRANSACTIONS or dollar amounts where reasonable, such as for example, where the LEC's fail to provide, among other things, the completeness of data necessary to make IP specific or detailed allocations. In assuming and making the distribution of such non-detailed adjustments across all applicable IP's including CUSTOMER, ITA shall take into account such factors as the IP's gross billable revenue, adjustment and credit history, and bad debt allowances.

     CUSTOMER hereby acknowledges and agrees that the CHARGEBACK RESERVES withheld by ITA pursuant to this CONTRACT and Schedule A attached hereto are merely estimates of the actual chargeback activity related to CUSTOMER's TELEPHONE TRAFFIC described by the illustrations set forth above, and do not affect or in any way liit ITA's rights to recourse, reimbursement and set-off against CUSTOMER pursuant to Section 19.1 below for all sums due by CUSTOMER to ITA under this CONTRACT, including without limitation the actual chargeback, unbillable and returns activity for CUSTOMER's TELEPHONE TRAFFIC.

     2.2.3 Inquiry Handling: ITA will handle CALLERS' inquiry and complaint calls, and treat them in a manner consistent with the LAWS AND REGULATIONS and this CONTRACT.

     2.2.4 Disbursement: ITA will remit funds to CUSTOMER or its designated payee after the funds have been received fro the LEC's as provided herein. If there exists no factoring relationship with a third-party factor or if there exists no expedited payment plan or option with ITA, remittance of funds will be as follows:

               Total of Funds Remitted from LEC Applicable to CUSTOMER

               minus   LEC Bad Debt Reserve Holdback (LEC Holdbacks  are subject
                       to change)
               minus   Applicable LEC CHARGES
               minus   ITA CHARGES
               minus   CHARGEBACK RESERVE Payments and Adjustments (See Schedule
                       A)
               minus   Other Fees, Interest, and/or Taxes

               equals  Net Funds Received by CUSTOMER

               ITA will exert reasonable efforts to promptly direct all funds remitted from the LECs into a LEC depository account. ITA shall perform the settlement accounting in accordance with the above outlined calculation, subject to any reserve adjustments pursuant to Section 2.2.2 and Schedule "A", and remit any net funds due to CUSTOMER or third party FACTOR. CUSTOMER or its designated payee will instruct ITA in what manner and to what location funds are to be remitted. All funds due to FACTORS will be disbursed at the joint direction of ITA and the factors as described in the applicable factoring agreement(s). True-up will occur at 18 months unless ITA determines there is a reasonable likelihood that such true-up could result in overpayment being made.

     2.2.5 On a periodic basis, ITA shall provide to CUSTOMER reports providing information such as calls paid, settled, unbillable, or uncollectible and any portion of a settled amount that is forgiven.

3.   OTHER DOCUMENTS

     3.1 It is expressly understood and acknowledged that the BILLING AND COLLECTION SERVICES described herein are provided pursuant to and under the terms, conditions, rates, and charges as set forth in Schedule A, which is hereby made a part of this CONTRACT. The rates offered for any other services, if any are to be provided, will be negotiated separately as the need arises.

4.   PRECEDENCE OF LAWS AND REGULATIONS

     4.1 It is expressly understood and acknowledged that both CUSTOMER and ITA shall comply with all LAWS AND REGULATIONS which may be in effect from time to time.

     4.2 The PARTIES further agree that this CONTRACT shall at all times be subject to such changes or modifications of the LAWS AND REGULATIONS as may, from time to time, be directed by any REGULATORY AUTHORITY with appropriate jurisdiction; or as may, in the reasonable view of ITA, become necessary due to changes or modifications of the LAWS AND REGULATIONS.

5.   DETARIFFING OF THE SERVICES

     5.1 Should it be determined by any appropriate regulatory or other authority that any or all of the services should no longer be construed to fall under the jurisdiction and purview of some or all of the LAWS AND REGULATIONS, and provided that continuance of said services is otherwise legally permissible, the PARTIES agree to comply with and continue this CONTRACT for such services under the terms and conditions of this CONTRACT and Schedule A and subject to any LAWS AND REGULATIONS that continue to apply.

6.   TERM

     6.1 The term of this CONTRACT shall extend twelve (12) months from the date of execution of this CONTRACT. Either PARTY shall have the right to terminate the obligations of CUSTOMER to forward new CALL DETAILS and of ITA to accept and bill new CALL DETAILS effective at any time after the expiration of the twelve (12) month period provided the party desiring to terminate has given the other party written notice a minimum of sixty (60) days prior to the date of termination. Upon any such termination, the provisions of 17.2 shall apply.

     6.2 In the event any CALL DETAILS are provided by CUSTOMER to ITA and billed by ITA after the termination of this CONTRACT and before any other contract is entered into, the terms or this CONTRACT, with any modifications in effect as of the date of such termination, shall be applicable with respect to such CALL DETAILS.

7.   CALL DETAIL TRANSMISSION

     7.1 CUSTOMER will cause CALL DETAILS (subject to the CERTIFICATION REQUIREMENTS) to be delivered to ITA via tape or other mutually agreed upon data medium. ITA shall, upon request of CUSTOMER, rate CALL DETAILS as they are received from CUSTOMER according to pricing informati9on provided by CUSTOMER at least two weeks in advance of the effective daye of said pricing.

     7.2 All such CALL DETAILS delivered to ITA will be on an "as processed basis" and may represent CALL TRANSACTIONS occurring over more than one billing cycle. However, no CALL DETAILS shall be delivered to ITA which represents CALL TRANSACTIONS occurring more than sixty (60) days prior to delivery, unless special arrangements have been agreed to by the PARTIES in advance.

     7.3 CUSTOMER represents and warrants that CUSTOMER has clear title to and the right to collect for all CALL DETAILS submitted to ITA for billing.

     7.4 The technical method and schedule of data transference of CALL DETAILS shall be decided upon jointly by CUSTOMER and ITA.

8.   CALLER BILLING

     8.1 ITA does not purchase the CALL DETAILS from CUSTOMER under the provisions of this CONTRACT, but only agrees to exert reasonable efforts to cause a LOCAL PHONE BILLING. Pursuant to this provision, CUSTOMER authorizes ITA to act in whatever capacity is necessary to bill and collect the sums represented by the CALL DETAILS CUSTOMER submits. In particular, CUSTOMER authorizes ITA to convey these CALL DETAILS as accounts receivable solely for the purpose of billing and collection for CUSTOMER and/or factoring for CUSTOMER.

     8.2 ITA agrees to make reasonable efforts to keep CUSTOMER informed of phone numbers for which ITA has the ability to provide an LPB (by providing such information as NPA's/NXX's, territories, and/or local phone companies covered); however, it is understood that such coverage changes regularly. In that regard it is expressly agreed that ITA shall have no liability for failing to notify CUSTOMER for up to 3 months after ITA has lost particular coverage that ITA no longer has such coverage. CUSTOMER may, at its discretion, block traffic from potential CALLERS for whom ITA does not have the ability to provide an LPB.

     8.3 All CALL TRANSACTIONS shall be validated through an authorized validation provider prior to service being provided. ITA RESERVES THE RIGHT, AT ITA'S SOLE DISCRETION, TO POST-CALL VALIDATE AT CUSTOMER's EXPENSE, ANY AND ALL CALLS PRIOR TO SUBMISSION OF CALL DETAILS TO THE LEC'S FOR BILLING AND COLLECTION. Pricing for post-call validation is listed in Schedule A.

     8.4 ITA is not liable in any way to CUSTOMER should CALL DETAILS not be placed on a local phone bill for any reasons associated with post-call validation criteria.

     8.5 It is further agreed that ITA shall not be liable in any way to CUSTOMER should CALL DETAILS not be placed on a local telephone bill because it is not financially feasible to bill such calls (such as the total of the CALL DETAILS is not of a sufficient amount) or because CALL DETAILS are in violation of any term of this CONTRACT or of any of the LAWS AND REGULATIONS or because not placeable under any LEC B&C Agreement, or due to an honest mistake of ITA.

     8.6 The PARTIES to this CONTRACT are experienced in this industry and both realize that no tape of CALL DETAILS which is supplied to ITA by CUSTOMER will be 100% billable. ITA will attempt to cause as many of the CALL DETAILS to be billed as reasonably feasible with the exceptions set forth above, and to perform such billing and collection in a reasonably efficient manner. ITA reserves the right to decide not to have billed or rebilled any CALL DETAILS of CUSTOMER.

9.   INQUIRY HANDLING

     9.1 It is understood that a principal part of ITA's BILLING AND COLLECTION SERVICES product is the handling of CALLER inquiries.

     9.2 ITA shall process telephone inquires and complaints from CALLERS related to the bills they have received./ ITA my provide one or more 800 numbers or other telephone numbers for this purpose.

     9.3 CUSTOMER shall promptly provide ITA with any information and materials in regard to the nature of the PROGRAMS relating to CALL TRANSACTIONS which CUSTOMER has requested ITA to bill, or that ITA has billed, including, but not limited to, any PROGRAMS that are the subject of one or more inquiries or complaints. The information and materials ITA may request at its discretion include, but shall not be limited to, the identity of the provider of said programming (in the event CUSTOMER is acting as an SB), current pricing and price history, advertising history, history of chargebacks, copies of PROGRAMS and ADVERTISEMENTS, copies of advertising and promotional materials, contracts, and communications between CUSTOMER and other companies providing BILLING AND COLLECTION SERVICES to CUSTOMER and a listing of other telephone numbers which carry the same or similar PROGRAMS.

     9.4       CUSTOMER  authorizes  ITA to notify CALLERS of  disconnection  of
               some  or  all  telephone   services   provided  by  CUSTOMER  for
               non-payment.

     9.5 CUSTOMER authorizes ITA to forgive charges incurred by any CALLER (or remove such charges from the LEC phone bill) in the sole discretion of ITA. Said charges once forgiven or removed shall become chargebacks to CUSTOMER pursuant to Schedule A, and shall not be re-billed to the CALLER in question by CUSTOMER in any fashion.

     9.6 CUSTOMER authorizes ITA to notify any CALLER of the possibility of implementing call blocking, both at the LEC level and also at the IP or SB level.

     CUSTOMER authorizes ITA to accept requests for call blocking at the IP or SB level fro any CALLER or, in accordance with ITA determined procedures and at the sole discretion of ITA, to order call blocking at the IP or SB level for any CALLER. The requesting or ordering of call blocking shall take the form of notification to CUSTOMER by ITA. Upon receipt of said notification CUSTOMER agrees to implement such call blocking within a maximum of five (5) business days.

     9.7 In no event shall ITA be liable in any form whatsoever for any charges pertaining to any traffic which ITA finds to be reasonably uncollectible or which ITA forgives or removes from a CALLER's phone bill as per the provisions of this CONTRACT.

     9.8 It is understood that it is not the intent of the PARTIES for ITA to become involved in dispute between CUSTOMER and its CALLERS. Consequently, the procedures for inquiry services provide specifically (and it is hereby specifically agreed) that at any time in the collection process, ITA may remove a disputed charge from a CALLER's bill and deduct that amount from CUSTOMER's receivables, CUSTOMER may not pursue the collection of any CALLER'S charges once those charges have been submitted to ITA for billing and collection, even if those charges have been forgiven by ITA, unless agreed to, in advance, by ITA.

10.  COLLECTION OF UNPAID LEGITIMATE CHARGES

     10.1 It is likely that these will be occasions when LEC's and\/or ITA will remove billings of CUSTOMER from the local phone bills of CALLERS, but not release those CALLERS from the obligations represented by those billings. In such event, direct collection efforts may be permissible. In the event that CUSTOMER decides to have ITA and/or a subsidiary of ITA attempt to collect (or engage an outside collection agency to attempt to collect) CUSTOMER's UNPAID LEGITIMATE CHARGES, it will be necessary for CUSTOMER and ITA and/or an ITA subsidiary to enter into an appropriate supplemental collection agreement.

11. TAXES

     11.1 ITA shall be responsible for paying to governmental authorities the net sums (net sums being the sums received for such purposes less later deductions relating to such sums due to chargebacks, nonpyments by callers and other reasons) which ITA receives from the LECs to cover TAXES relating to CUSTOMER's TELEPHONE TRAFFIC. CUSTOMER shall be responsible for paying all TAXES not covered by the net sums which ITA received from the LECs to cover such TAXES. CUSTOMER agrees to indemnify and hold ITA harmless from and against any liability or loss resulting from any actual or claimed failure to pay any TAXES, or tariffs, penalties, interest, addition to TAXES, surcharges, or other TAX related or tariff related charges relating to CUSTOMER and CUSTOMER CALL TRANSACTIONS including, but not limited to, any related attorney's fees and litigation expenses that may be incurred.

12.  CONFIDENTIALITY AND PUBLICITY

     12.2 CUSTOMER may disclose to and discuss with third parties the identify of ITA and the functions ITA performs for CUSTOMER. However, the terms of this CONTRACT, its specific provisions and any price information contained herein, shall remain strictly proprietary and confidential to ITA, and CUSTOMER shall not disclose (or permit disclosure of) or use (or permit use of) this information other than by CUSTOMER's own organization for CUSTOMER's billing and collection activities with ITA. With respect to any such information that constitutes a trade secret of ITA, the terms of this provision shall apply for so long as such information does not become public by legitimate means. As to any confidential information that does not constitute a trade secret under applicable law, this provision expires two (2) years from the date of the expiration of other termination of this CONTRACT.

       12.2 Unless otherwise required by applicable law or a regulatory agency, ITA and CUSTOMER agree that they shall not, without the prior written consent of the other, make any news release, public announcement, or denial or confirmation about the whole or any part of this CONTRACT which names the other, or any affiliate of the other.

13.  ASSIGNMENT

     13.1 CUSTOMER has not and shall not assign or delegate any right, title, obligations, or duty in whole or in part, or any other interest hereunder, or in the CALL DETAILS, without the written consent of ITA. Any such assignment, transfer, sale, exchange, or gift is null and void.

14.  AMENDMENTS AND WAIVERS

     14.1 This CONTRACT or any part thereof or any attachment hereto may be amended, modified or additional provisions may be added by written agreement signed by or on behalf of both PARTIES.

     14.2 No consent or waiver of any default under this CONTRACT shall be effective unless the same shall be in writing and signed by o on behalf of the PARTY against whom such waiver or consent is claimed. The failure to strictly enforce any term, right or condition, or of any other term, right, or condition provided under this CONTRACT.

15.  CERTIFICATIONS

     15.1 CUSTOMER certifies that all CALL DETAILS which are being or will be submitted to ITA by CUSTOMER under the provisions of the CONTRACT do and will relate to CALL TRANSACTIONS, the carrying and provision of which conflict in no way with any applicable federal, state, or local tariffs, laws, or regulations.

     15.2 CUSTOMER certifies that all CALL DETAILS which are being or will be submitted to ITA under the provisions of this CONTRACT are valid and accurate.

     15.3 CUSTOMER represents and warrants that it has obtained and will keep current all federal, state, and local licenses or other approvals and comply with all LAWS AND REGULATIONS as may be applicable to the CUSTOMER'S CALL TRANSACTIONS.

     15.4 COPIES OF ALL LICENSES, CERTIFICATIONS, AND APPROVALS, AND OTHER DOCUMENTS REQUIRED OF CUSTOMER UNDER THIS CONTRACT OR UNDER APPLICABLE LAWS AND REGULATIONS SHALL BE FURNISHED BY CUSTOMER TO ITA UPON REQUEST OF ITA.

     15.5 CUSTOMER hereby represents and warrants to ITA that its PROGRAMS and ADVERTISEMENTS are and will continue to be legal and at all times in conformity with applicable LAWS AND REGULATIONS and the requirements of this CONTRACT, including Schedule A attached. Such LAWS AND REGULATIONS and CONTRACT terms include, but are not limited to, rate caps, preambles, validation requirements, age certification requirements, contract certification requirements, and tariffs. CUSTOMER agrees to protect, defend, indemnify and hold ITA harmless from and against any and all expenses, claims, demands or causes of action of every kind and character including attorney's fees and expenses because of, incident to, or resulting directly or indirectly from the acts, omissions or defaults of CUSTOMER and/or from CUSTOMER's PROGRAMS, ADVERTISEMENTS, CALL TRANSACTIONS AND CALL DETAILS that are in breach of the representations and warranties set forth in this subsection.

16.  INDEMNIFICATION

     16.1 CUSTOMER hereby agrees to indemnify and hold ITA harmless from and against any claims or losses ITA may incur, including any attorney's fees and related expenses, resulting from any failure by CUSTOMER to perform in accordance with or as agreed under the terms of this CONTRACT, or any other breach by CUSTOMER of any of the terms of this CONTRACT, including any breach of any warranty or representation provided hereunder, and including, but not limited to, claims for any fees, penalties, or any judgements incurred by such failure to perform or breach.

17.  SUSPENSION AND TERMINATION

     17.1 Notwithstanding Section 8 above, ITA may suspend billings under this CONTRACT immediately in the event a charge is made by a REGULATORY AUTHORITY that any ADVERTISEMENTS< PROGRAMS< CALL TRANSACTIONS or CALL DETAILS or CUSTOMER were made in, or are in violation of, any of the LAWS AND REGULATIONS and, in the event of such a violation, ITA may terminate all billing under this CONTRACT. If ITA, in its sole discretion, determines that CUSTOMER has provided PROGRAMS or ADVERTISEMENTS which are objectionable and/or may reflect adversely on ITA or may harm its good business name, it may suspend or terminate billing under this CONTRACT in the event of any other breach of any of the terms of this CONTRACT, which breach is not cured within thirty
               (30) days of written notice to CUSTOMER of such breach. Any such termination shall not limit ITA from any additional legal remedies it may elect to pursue.

     17.2 In the event of any termination of this Agreement, all of the provisions of this CONTRACT shall continue to apply, except for CUSTOMER's obligations to provide CALL DETAILS to ITA and ITA's obligations to transmit CALL DETAIL information to LEC's for billing purposes. In the event of any such termination, ITA shall account for and disburse funds to CUSTOMER in accordance with the terms of and subject to all of ITA's rights under this CONTRACT, applicable LAWS AND REGULATIONS and/or rulings of an arbitrator or by any court or other agency of competent jurisdiction.

     17.3 No portion of the start-up fee shall be refundable due to any early termination.

18.  NOTIFICATION

     18.1 Except as otherwise provided under this CONTRACT or in the attachments hereto, all notices, demands, or requests which may be given by one Party top the other Party shall be in writing and shall be deemed to have been duly given on the date delivered in person or deposited, postage prepaid, in the United States Mail via Certified Mail return receipt requested, or sent by telex or cable to the other Party's notification address. The notification addresses of the PARTIES are as follows:

                                      ITA:

                    International Telemedia Associates, Inc.

                           c/o Office of the President
                          340 Interstate North Parkway

                                    Suite 200
                             Atlanta, Georgia 30339

               With a copy to:
                    International Telemedia Associates, Inc.
                        c/o Rob Hassett, Attorney at Law
                 HASSETT, COHEN, BEITCHMAN & GOLDSTEIN, LLP
               One Lakeside Commons 990 Hammond Drive, Suite 990
                             Atlanta, Georgia 30328

                                    Customer:
                           RCP Enterprises Group, Inc.
                     c/o Viatech Communications Group, Inc.

                            676 South Military Trail
                            Deerfield Beach, FL 33442

     18.2 The above notification addresses may be changed by written notice given by one Party to the other Party pursuant to this Section.

19.  RIGHT OF RECOURSE, REIMBURSEMENT AND SET-OFF

     19.1 Notwithstanding any other term of this CONTRACT, and whether or not this CONTRACT has been terminated or breached, the PARTIES agree that ITA is hereby entitled to recourse against CUSTOMER, and CUSTOMER is hereby obligated to reimburse ITA, for all sums due by CUSTOMER to ITA under this CONTRACT, including without limitation reimbursement required to be paid to ITA to CALLERS or LECs for amounts attributable or allocable to CUSTOMER, overpayments by ITA to CUSTOMER due to insufficient CHARGEBACK RESERVES, any claims ITA may have against CUSTOMER for TAXES, failure o\f CUSTOMER to comply with any of the LAWS AND REGULATIONS to the extent CUSTOMER's noncompliance negatively impacts ITA financially or proximately causes damages to ITA, and any attorneys' fees and arbitration expenses ITA incurs in enforcing this right of recourse and reimbursement and any of its other rights hereunder. ITA and CUSTOMER agree that ITA is hereby entitled to pursue al available legal remedies to enforce this right of recourse and reimbursement, and further that ITA may, without prejudice o any other remedies, set-off against any amounts that would otherwise be due to CUSTOMER any sums due by CUSTOMER to ITA under this CONTRACT.

20.  LIMITATION OF LIABILITY

     20.1 ITA shall not, in any event, be liable for special incidental, consequential, indirect, or other similar damages, even if ITA or any of its agents or employees have been advised of the possibility of such damages. Additionally, ITA and its agents or employees shall not, in any event, be liable for exemplary, punitive, or similar damages under any circumstances. CUSTOMER's sole and exclusive remedy for any breach by ITA of this Agreement or any other claims against ITA relating to this Agreement shall be the refund of fees paid by CUSTOMER for services rendered or to be rendered by ITA hereunder.

21.  THIRD PARTY BENEFICIARIES

     21.1 The provisions of this CONTRACT are for the benefit of the PARTIES hereto and not for any other person except as otherwise agreed upon in writing by the PARTIES.

22.  COUNTERPARTS

     22.1 This agreement may be executed in multiple counterparts, any one of which shall be deemed an original, but all of which shall constitute one and the same agreement.

23.  OBLIGATIONS SURVIVE TERMINATION

     23.1 Provisions contained in this CONTRACT that by their sense and context are intended to survive the performance, termination, or cancellation of this CONTRACT shall so survive.

24.  SEVERABILITY

     24.1 In the event that any one or more of the provisions contained in this CONTRACT shall for any reason be held invalid or unenforceable in any respect under the laws of the state of Georgia, the remaining provisions shall not be affected thereby, but rather, the entire CONTRACT shall be construed as if not containing the particular invalid or unenforceable provision, and the rights and obligations of the party hereto shall be construed and enforced accordingly.

25.  FORCE MAJEURE

     25.1 ITA shall not be held liable for any delay or failure in performance of any part of this CONTRACT from any cause beyond its control and without its fault or negligence, such as acts of God, acts of civil or military authority, current LAWS AND REGULATIONS and changes thereto, embargoes, epidemics, ar, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, strikes, power blackouts, volcanic action, other major environmental disturbances, unusually severe weather conditions, inability to secure products or services of other persons or transportation facilities, or acts or omissions of transportation or telecommunications common carriers.

26.  ARBITRATION

     26.1 Any controversy or claim arising out of or related to this CONTRACT, and any other disputes between the PARTIES hereto shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. There shall be only one arbitrator selected pursuant to the AAA Commercial Arbitration Rules then in effect, and the fees for the arbitrator shall not exceed the lesser of $200.00 per hour or $1,200.00 per day. Judgement upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. All arbitration proceedings shall be held at the offices of the American Arbitration Association in Atlanta, Georgia. It is expressly agreed that the arbitrator shall be empowered and permitted to grant preliminary and permanent equitable relief in addition to awarding damages.

27.  AUTHORIZATION

     27.1 Each of the persons executing this CONTRACT represents for herself/himself that she/he has the authority and power to execute this CONTRACT for herself/himself and any entity on behalf of which she/he executes this CONTRACT.

28.  SUCCESSORS AND ASSIGNS

     28.1 This CONTRACT will be binding upon, and inure to the benefit of, each party hereto and its or his/her heirs, devisees, successors and assigns.

29.  ADVICE OF COUNSEL

     29.1 The PARTIES agree that each has obtained or has had the opportunity to obtain the advice of legal counsel prior to the execution of this CONTRACT, that each has read this CONTRACT carefully, that each has obtained or had the opportunity to obtain advice from counsel regarding this CONTRACT's meanings and consequences, and that each has signed this CONTRACT freely and voluntarily.

30.  SURVIVAL

     30.1 The representation and warranties contained herein will not be extinguished upon execution hereof, but will survive the execution hereof and may be asserted without limitation, except as otherwise provided by law.

31.  GOVERNING LAW

     31.1 Except as otherwise expressly provided in this CONTRACT, this CONTRACT shall be deemed to be a contract made under the laws of the State of Georgia, and the construction, interpretation and performance of this CONTRACT and all transactions hereunder shall be governed by the laws of that State.

32.  CONSTRUCTION

     32.1 Although the initial draft of this CONTRACT was drafted on behalf of ITA, this agreement shall not be construed for or against any party but shall be construed in accordance with the tenor of the language contained herein.

33.  ENTIRE AGREEMENT

     33.1      This  CONTRACT  and the  attachments,  and  referenced  LAWS  AND
               REGULATIONS, and any CERTIFICATION AGREEMENT constitute the entire agreement between CUSTOMER and ITA, which supersedes and replaces all prior oral or written agreements or contracts, oral or written representations, statements, negotiations, understandings, proposals and undertakings with respect to the subject matter hereof. The terms of this CONTRACT are contractual and not mere recitals.

     IN WITNESS WHEREOF, the PARTIES hereto have duly executed this CONTRACT as of the date appearing on the first page of this CONTRACT. Any individual executing this CONTRACT on behalf of any party hereto does hereby represent and warrant that such execution is made with full authority and that such party is bound by the terms hereof.

Read, Understood, and Agreed:

Dated as of this 20th Day of June, 1997.

INTERNATIONAL TELEMEDIA                             CUSTOMER:
ASSOCIATES, INC. ("ITA")
                                                    /s/ RCP Enterprises

By: /s/ International Telemedia Asscoiates        By: /s/ Richard C. Peplin,Jr.

Print Name: _______________                     Print Name:Richard C. Peplin,Jr.

Title: _____________________                     Title: President

                Place an "X" next to the statement that applies:

            _______ CUSTOMER has executed a CERTIFICATION AGREEMENT.

          _______ CUSTOMER has not executed a CERTIFICATION AGREEMENT.

                                   SCHEDULE A
 Customer Name _______________ Product Type: ___________ Account #____________
             (Addendum to CUSTOMER BILLING AND COLLECTION CONTRACT)



START UP FEES:                      $1,000
MONTHLY MINIMUMS:                   $1,500 (in Pr Call Charges)
CALL CAPS:                          Per Call                   Per ANI/Per Tape
                                    --------                   ----------------
                                    $ 50.00                    $150.00


The following charges shall apply to all CALL DETAILS billed through ITA Billing and Collection Services:

Per CALL TRANSACTION                $.10, plus LEC costs

Per INQUIRY                         $2.50 per inquiry

Per VALIDATION                      $.07 per query


     A "Per CALL TRANSACTION" charge applies to every CALL TRANSACTION processed by ITA.

     "Per INQUIRY" charges are generated when ITA or a LEC processes an inquiry call from a CALLER of CUSTOMER. A "Per Inquiry" charges is assessed for each CALL TRANSACTION for which an inquiry is made and the charge for that CALL TRANSACTION is either sustained or removed from the bill by either ITA or a LEC.

     A "Per VALIDATION" charge is assessed when ITA validates a CALL TRANSACTION through an authorized data base provider.

     All of the above charges are in addition to LEC CHARGES which vary from LEC to LEC and are passed through to the CUSTOMER.

     ITA shall maintain a CHARGEBACK RESERVE and a LEC Bad Debt Holdback reserve, to be withheld from whatever funds are disbursed to CUSTOMER. ITA reserves the right to adjust the reserves from time to time to approximate actual chargeback and LEC bad debt history and, upon the discontinuance or reduction of billing for CUSTOMER, as is reasonably determined to be required to assure that CHARGEBACK RESERVES are sufficient to cover any sums that CUSTOMER may end up owing to ITA. The reserves will initially be set as follows:

                           ITA CHARGEBACK RESERVE 30%
                   LEC Reserve Actual (varies from LEC to LEC)

     Please note that ITA reserves the right to modify the reserve percentages and rates for Billing and Collection Services at its sole discretion provided that rates for Billing and Collection Services will not be changed except upon thirty (30) days prior written notice. CUSTOMER represents and warrants that the services that will be provided by CUSTOMER to be billed by ITA will be those described in CUSTOMER's Approval Package submitted to ITA and approved by the LEC's.represents and warrants that the services that will be provided by CUSTOMER to be billed by ITA will be those described in CUSTOMER's Approval Package submitted to ITA and approved by the LEC's.

                                    EXHIBIT 1
                             CERTIFICATION AGREEMENT

     This Certification Agreement, dated 6/20, 1997, is entered into by and between RCP Enterprises Group, Inc. (hereinafter referred to as "CUSTOMER"), a Delaware corporation whose principal place of business is 42 Harrisson St., Bedford, OH and International Telemedia Associates, Inc. (hereinafter referred to as "ITA"), a Georgia corporation whose principal place of business is 340 Interstate North Parkway, Suite 200, Atlanta, Georgia 30339. CUSTOMER and ITA are hereinafter collectively referred to as the "PARTIES."

     Whereas, the PARTIES have entered into a Billing and Collection Agreement signed and executed on 6/20, 1997 (hereinafter referred to as the "CONTRACT", it being hereby agreed that the definitions in the CONTRACT also apply hereto); and

     Whereas, CUSTOMER wishes to become certified by ITA to transmit CALL DETAILS directly to ITA as contemplated in 1.7, 1.8 and 2.2.1 of the CONTRACT;

     Now, therefore, in consideration of the terms and conditions contained herein, ITA and CUSTOMER hereby covenant and mutually agree as follows:

1. Exchange for certain warranties, representations, and guarantees, ITA is willing to accept CALL DETAILS directly from CUSTOMER. See Section 2 of the Agreement.

2. CUSTOMER hereby warrants that all CALL DETAILS submitted by CUSTOMER to ITA will represent arm's length transactions between CUSTOMER and its customers and that these transactions will reflect actual CALL TRANSACTIONS generated by end-users who have no right, title or interest in the revenues generated by said ALL TRANSACTIONS

3. CUSTOMER agrees that ITA may audit and/or examine CUSTOMER's equipment, facilities, accounts, and programs upon reasonable written notice and during normal business hours to determine to ITA's reasonable satisfaction the validity of CALL DETAILS submitted by CUSTOMER to ITA for billing and collection.

4. Should ITA reasonably determine through any reasonable means that CUSTOMER has submitted CALL DETAILS not based on arm's length transactions between CUSTOMER and its customers or not reflecting actual CALL TRANSACTIONS generated by end-users who have no right, title or interest in the revenues generated by sad CALL TRANSACTIONS, ITA shall have an absolute right to terminate its obligations to CUSTOMER without recourse to CUSTOMER. Such CALL TRANSACTIONS include, but are not limited to, fraudulent or doctored call records that are terminated to locations other than what has been represented, calls that have been generated to a CUSTOMER's service by auto dialers, agents or employees of CUSTOMER or calls that are knowingly double-billed.

5. ITA reserves the right to pursue any other legal rights provided by law or agreement against CUSTOMER for any breach of the warranties set forth herein.

6. It is understood and agreed that in the event of any conflict between the terms of the CONTRACT and this Certification Agreement, the terms of this Certification Agreement shall control.

7. Any individual executing this agreement on behalf of a party hereby represents and warrants that such execution is made with fully authority.

8. CUSTOMER further agrees to execute and deliver an additional certification agreement having terms and conditions substantially the same as this Certification Agreement with respect to any particular CALL DETAILS as may be requested by ITA which additional agreements shall be supplemental to and not in lieu of the terms hereof.

Read, Understood and Agreed:

Dated as of this 20 day of June, 1997

INT'L. TELEMEDIA ASSOC., INC.                       CUSTOMER:

                                                    RCP Enterprises Group, Inc.

                                                    Print Name of Customer

By: /s/ Richard C. Peplin, Jr.                    C/o Viatech Comm. Group, Inc.
                                                   -----------------------------
Print Name: Richard C. Peplin, Jr.                  676 South Military Trail
            ----------------------                      ------------------------

Title: President                                    Deerfield Beach, FL 33442
       ---------                                       -------------------------